Exhibit 4.3

SECURED CONVERTIBLE PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF IT UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE MAKER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS NOTE AND THE SECURITIES PURCHASE AGREEMENT, DATED MAY __, 2006 (THE “PURCHASE AGREEMENT”), AND NO TRANSFER OF THIS SECURITY SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFERABILITY OF THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE PURCHASE AGREEMENT, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE MAKER.

MSO HOLDINGS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

THIS SENIOR SECURED NOTE IS MADE AND DELIVERED PURSUANT TO THE PURCHASE AGREEMENT AND SUBJECT TO THE TERMS AND CONDITIONS THEREOF. THIS SECURED NOTE IS SECURED BY THE COLLATERAL DESCRIBED IN A CERTAIN SECURITY AGREEMENT, DATED AS OF EVEN DATE HEREWITH (THE “SECURITY AGREEMENT”).

$_______________	May 9, 2006

        FOR VALUE RECEIVED, MSO Holdings, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of ______________________ or its registered assigns (the “Holder”), upon written request to Maker by the Holder, on the date which shall be the earlier of (i) the closing of a Qualified Financing (as defined below), or (ii) January 1, 2008, provided that the Holder must make such written request to Maker at least ninety (90) days in advance if such request is made pursuant to subsection (ii) above (the “Maturity Date”), the principal amount of _________________ Dollars ($______), together with all accrued and unpaid interest thereon, unless this Secured Convertible Promissory Note (this “Note”) is sooner converted into capital stock of the Maker in accordance with the terms set forth herein. All capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

    1.    Interest Rate. The unpaid balance of the principal amount of this Note shall accrue simple interest (the “Interest”) at a rate of 10% per annum (the “Interest Rate”). Interest shall begin accruing as of the date hereof and continue through the Maturity Date or the date of conversion of this Note into capital stock of the Maker, whichever shall occur first. Interest shall accrue on a monthly basis and shall be computed on the basis of a 365-day year, for the actual number of days involved.

    2.    Prepayment. The Maker may prepay any outstanding principal or accrued Interest under this Note at any time without penalty upon written notice to the Holder, provided that the Holder is provided at least five (5) business days to exercise its conversion rights set forth in Section 3(b) below prior to the date of such prepayment.

    3.    Conversion into Capital Stock.

        (a)    Optional Conversion at Qualified Financing. If after the date of this Note the Maker issues and sells equity securities to investors (the “Investors”) in a bona fide arms length transaction that results in aggregate gross proceeds of new money to the Maker of at least $2,000,000 (excluding the conversion of any indebtedness) (a “Qualified Financing”), and this Note is not then repaid in full, then at the option of the Holder, the outstanding principal balance and all unpaid accrued Interest on this Note, or any portion thereof, may be converted by the Holder at the closing of such Qualified Financing into that number of shares of the equity security sold to such Investors in the Qualified Financing determined by dividing the amount of principal of, and accrued interest on, this Note by eighty percent (80%) of the price per share paid by such Investors in the Qualified Financing. Upon such conversion the Holder shall be entitled to all of the contractual rights of the Investors granted in connection with the Qualified Financing on the same terms and conditions as the Investors and, by acceptance of this Note, agrees to enter into the contracts evidencing such rights. Promptly after the date of the request from the Holder to convert this Note in accordance with this Section 3(a), Holder shall surrender this Note to Maker for cancellation in exchange for a certificate representing the applicable number of shares of equity securities issued in the Qualified Financing; provided, however, that in the event that the Holder elects to convert only a portion of the principal of, or accrued interest on, this Note, upon such surrender, Maker shall issue to the Holder a new note with the same terms as contained herein, except that such note shall be issued as of the date of the conversion and the original principal amount thereof shall be equal to the principal and interest on this Note not so converted.

        (b)    Mandatory Conversion at Qualified Financing. Notwithstanding the foregoing, in the event that a majority in interest of the holders of the notes issued pursuant to the Purchase Agreement elect pursuant to the foregoing Section 3(a) to convert their notes, then all of the principal of, and accrued interest on this Note shall automatically convert on the basis provided in such Section as of the closing of such Qualified Financing. In such event, Maker shall give the Holder notice of such closing. Promptly after the receipt of such notice, Holder shall surrender this Note to Maker for cancellation in exchange for a certificate representing the applicable number of shares of equity securities issued in the Qualified Financing.

        (c)    Voluntary Conversion to Series A-1 Convertible Preferred Stock. At any time after the date of this Note, the Holder may request that payment be made in whole or in part in a number of shares of Maker’s Series A-1 Preferred Stock, determined by dividing the outstanding principal amount of this Note, plus any accrued Interest, in each case to the extent the Holder desires to convert the same, by $0.25 per share (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations, combinations and the like) (the “Series A-1 Conversion Price”). Promptly after the date of the request from the Holder to convert this Note in accordance with this Section 3(c), Holder shall surrender this Note to Maker for cancellation in exchange for a certificate representing the applicable number of shares of Series A-1 Preferred Stock; provided, however, that in the event that the Holder elects to convert only a portion of the principal of, or accrued interest on, this Note, upon such surrender, Maker shall issue to the Holder a new note with the same terms as contained herein, except that such note shall be issued as of the date of the conversion and the original principal amount thereof shall be equal to the principal and interest on this Note not so converted.

    4.    Reservation of Conversion Shares. Maker shall at all times reserve and keep available, solely for issuance or delivery upon the conversion of this Note, the shares of its capital stock issuable upon such conversion pursuant to Sections 2 and 3 of this Note (the “Conversion Shares”) (and the common shares of Maker into which the Conversion Shares may be converted) receivable upon the conversion of this Note, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights); provided, however, that the Holder acknowledges and agrees that the Series A-1 Preferred Stock issuable upon conversion of this Note under Section 3 hereof shall not be authorized or reserved until such time as the waiting period applicable to the definitive Information Statement has expired and the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

    5.    Fully Paid Stock; Taxes. Maker agrees that the securities represented by each and every certificate for Conversion Shares delivered on the conversion of this Note shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable. Maker further covenants and agrees that it will pay, when due and payable, all federal and state stamp, original issue or similar taxes, if any, which are payable in respect of the issuance of this Note and/or any Conversion Shares or certificates therefor.

    6.    Security Interest. This Note shall be senior in lien priority to all other Obligations (existing or future and as defined in the Security Agreement) of the Maker (other than Permitted Liens (as defined in the Security Agreement)) and shall be secured by a first priority perfected lien and security interest in the Collateral (as defined in the Security Agreement).

    7.    Events of Default. This Note shall become due and payable upon any of the following events, herein called “Events of Default”:

        (a)    failure of the Maker to pay the principal amount, interest or any other amounts due under this Note as and when due;

        (b)    a material breach by the Maker, or the material failure by the Maker to perform, any representation, warranty, covenant or agreement made by the Maker in this Note, the Purchase Agreement, the Security Agreement, the Intercreditor Agreement or any related instrument, document or agreement (subject to any applicable cure periods);

        (c)    Maker’s application for, or Maker’s consent to, the appointment of a receiver, trustee or liquidator for the Maker or any of its properties;

        (d)    filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors; or

        (e)    the entry against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws by a creditor other than the Holder, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days; or

        (f)    Maker is liquidated, dissolved or ceases to operate its business.

Upon the occurrence of an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default, Maker shall immediately give notice thereof to the Holder, specifying the nature of the Event of Default. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount hereof shall bear interest at the rate of 14% per annum.

    8.    Transferability. Subject to compliance with applicable federal and state securities laws, this Note shall be transferable solely in accordance with terms and restrictions of the Purchase Agreement. In no event may the Holder assign this Note separate from an assignment of its rights under the Security Agreement. Any such transfer shall be effected by the presentation of this Note to the Maker for transfer, accompanied by a duly completed and executed Assignment Form in the form attached hereto as Exhibit A, and an opinion of counsel of the Holder in form reasonably satisfactory to the Maker that the transfer may be properly made under an exemption from registration under the Securities Act and applicable state securities laws. Any transfer made in violation of this Section 7 shall be void.

    9.    Replacement of Note. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity in form and amount reasonably satisfactory to Maker, if lost, stolen or destroyed, and upon surrender and cancellation of this Note, if mutilated, and upon reimbursement of Maker’s reasonable incidental expenses, Maker shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

    10.    Holder Not a Shareholder. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of Maker, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof into capital stock of Maker as provided herein.

    11.    Waivers. Maker waives presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Holder’s diligence in collection or bringing suit.

    12.    No Waiver by Holder. Acceptance by Holder of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Maker’s failure to pay the entire amount then due shall be and continue to be a default. Upon the occurrence of any Event of Default, neither the failure of Holder promptly to exercise its right to declare the outstanding principal and accrued but unpaid interest hereunder to be immediately due and payable, nor the failure of Holder to demand strict performance of any other obligation of Maker hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Maker hereunder.

    13.    Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

    14.    Notices. Any notice, request or other communication required or permitted hereunder shall be in writing, and shall be deemed delivered upon personal delivery or facsimile transmission, one (1) business day after being sent via a reputable nationwide overnight courier services, or two (2) business days after deposit in the mail addressed as follows:

If to the Maker:

MSO Holdings, Inc. 2333 Waukegan Road, Suite 175 Bannockburn, Illinois 60015 Attn: Chief Executive Officer Facsimile: (847) 267-1728

With copies to:

Foley & Lardner, LLP 402 W. Broadway, Suite 2300 San Diego, California 92101 Attention: Adam C. Lenain, Esq. Facsimile No.: (619) 234-3510

If to the Holder:
________________________ ________________________ ________________________ Attention:________________ Facsimile No.:_____________

Either party may change by notice the address to which notices to it are to be addressed by giving notice of such change in the manner prescribed by this Section.

    15.    Successors and Assigns. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties.

    16.    Governing Law. This Note shall be governed by, construed under and interpreted and enforced in accordance with laws of the State of Delaware, without giving effect to principles of choice of law.

    17.    No Trial By Jury. MAKER AND HOLDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

    18.    Remedies. The Maker stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Maker in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    19.    Amendments. The terms and provisions of this Note may not be modified, altered or amended except by a writing executed by Maker and the holder of a majority in principal amount of all of the Notes issued pursuant to the Purchase Agreement.

    20.    Headings. The descriptive headings of the several paragraphs of this Note are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

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        IN WITNESS WHEREOF, the Maker has executed this Note and has delivered it to the Holder, on the day and year first above written.

MSO Holdings, Inc.
By:____________________________________
Steven Straus
Its President

EXHIBIT A

ASSIGNMENT

        FOR VALUED RECEIVED, the undersigned Holder of the attached Senior Secured Note (the “Note”) issued by MSO Holdings, Inc. (the “Maker”) hereby sells, assigns and transfers unto the persons below, all right, title and interest of the undersigned in and to the obligations evidenced by the Note, and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the Note on the books of the Maker with full power of substitution in the premises.

Dated:_________________________

Signature:________________________

Fill in for new Registration of Note:

________________________________
Name of Noteholder

Address of Noteholder:	_________________________
_________________________
_________________________

A-1